UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 22, 2006
PYRAMID BREWERIES INC.

(Exact name of registrant as specified in its charter)

Washington	000-27116	91-1258355

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 206-682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
          See the discussion set forth under Item 5.02 below, which discussion is incorporated into this Item 1.01 by reference.
Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)(1)  Effective September 25, 2006, Michael O’Brien was appointed Chief Financial Officer and Vice President of Finance of the Company, and in connection therewith will also serve as the Company’s principal financial officer.
(2)      Mr. O’Brien, age 40, was previously the Chief Financial Officer of Seattle based Medisystems Corporation, which designs, manufactures, imports and distributes medical device products. Prior to that, from 1999 to 2002, Mr. O’Brien held positions of Corporate Controller and Chief Financial Officer of Flow International Corporation, which develops and manufactures ultrahigh-pressure waterjet technology, and provides robotics and assembly equipment. He began his financial career with KPMG. Mr. O’Brien is a Certified Public Accountant and holds a Masters degree of Business Administration.
(3)      Subject to the approval of the Compensation Committee, the Board intends to enter into an employment agreement with Mr. O’Brien under which Mr. O’Brien will receive an annual base salary of $160,000. Subject to the approval of the Compensation Committee, Mr. O’Brien:
•	will receive annual grants of restricted stock awards as follows: (i) stock awards or stock units for 20,000 shares on January 1, 2007 and subject to forfeiture, the restrictions of which will lapse in 20% installments beginning on January 1, 2008 and on the next four anniversaries of that date and (ii) annual stock awards or stock units for an additional 4,000 shares if certain corporate performance goals are met which will be awarded upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and each of the next four anniversaries of that date;
•	will be entitled to participate in both the Company’s 2006 Officer Incentive Compensation Plan (“2006 OICP”) and Performance Incentive Plan (“PIP”) at the 15% officer pool;
•	will be eligible to participate in the Company’s health and welfare and other employee benefit plans that are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements; and
•	will be entitled to receive, if Mr. O’Brien’s employment is terminated without cause after January 1, 2008, severance benefits of continued salary and continued health benefits for a six-month period following termination of employment.
Please see Pyramid’s Current Report on Form 8-K filed May 11, 2006 for a description and copies of the 2006 OICP and PIP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYRAMID BREWERIES INC.
September 26, 2006

	By:	/s/ Scott Barnum
Scott Barnum
President and Chief Executive Officer